Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: February 16, 2016

POINT72 ASSET MANAGEMENT, L.P.

By:  /s/ Kevin J. O’Connor_____________________
Name:  Kevin J. O’Connor
Title:  Authorized Person

POINT72 CAPITAL ADVISORS, INC.

By:  /s/ Kevin J. O’Connor_____________________
Name:  Kevin J. O’Connor
Title:  Authorized Person

CUBIST SYSTEMATIC STRATEGIES, LLC

By:  /s/ Kevin J. O’Connor_____________________
Name:  Kevin J. O’Connor
Title:  Authorized Person

EVERPOINT ASSET MANAGEMENT, LLC

By:  /s/ Kevin J. O’Connor_____________________
Name:  Kevin J. O’Connor
Title:  Authorized Person

RUBRIC CAPITAL MANAGEMENT, LLC

By:  /s/ Kevin J. O’Connor_____________________
Name:  Kevin J. O’Connor
Title:  Authorized Person

STEVEN A. COHEN

By:  /s/ Kevin J. O’Connor_____________________
Name:  Kevin J. O’Connor
Title:  Authorized Person